Exhibit 10.3

INTERCREDITOR AGREEMENT

among

STONE ENERGY CORPORATION,

each of the Guarantors party hereto from time to time,

BANK OF AMERICA, N.A.,

as First Lien Administrative Agent for the

First Lien Credit Agreement Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Second Lien Collateral Agent for the

Second Lien Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as the Second Lien Notes Trustee,

and

each additional Representative from time to time party hereto dated as of February 28, 2017

INTERCREDITOR AGREEMENT, dated as of February 28, 2017 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among STONE ENERGY CORPORATION, a Delaware corporation (“Stone Energy”), each of the Guarantors (as defined below) party hereto from time to time, BANK OF AMERICA, N.A., as administrative agent for the First Lien Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent for the Second Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as trustee pursuant to the Second Lien Notes (as defined below) (in such capacity and together with its successors in such capacity, the “Second Lien Notes Trustee”), and each additional Representative that from time to time becomes a party hereto pursuant to Section 5.03 and Section 8.10.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Second Lien Collateral Agent, the Second Lien Notes Trustee (for itself and on behalf of each holder of the Second Lien Notes), and each other Representative party hereto from time to time (for itself and on behalf of the Secured Parties under the applicable Debt Facility), intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms . Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any federal, state or foreign, bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Cash Collateralized” means, with respect to any Letter of Credit, the deposit by Stone Energy of cash in a cash collateral account opened by the First Lien Administrative Agent in an amount not to exceed 103% of the outstanding face amount of such Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the First Lien Administrative Agent and the applicable Issuing Bank in respect of such Letter of Credit. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Collateral” means the First Lien Collateral and the Second Lien Collateral but excluding in all cases any Excluded Asset and the Excluded Equity Interests, as the context may require. Collateral (and Proceeds thereof) shall also be deemed to exclude any amounts received or deemed received by any First Lien Secured Party or Second Lien Secured Party in respect of any First Lien Obligation or Second Lien Obligation owed to it from separate insurance, credit default swap protection or other protection against loss (x) that is arranged by such First Lien Secured Party or Second Lien Secured party (as applicable) for its own account in respect of any such First Lien Obligation or Second Lien Obligation and (y) the provider of which insurance or protection shall have no recourse to the Collateral (which insurance or other protection amounts shall be for the sole benefit of such First Lien Secured Party or Second Lien Secured Party (as applicable)).

“Collateral Agents” means the First Lien Administrative Agent and the Second Lien Collateral Agent, as the context may require.

“Collateral Documents” means the First Lien Collateral Documents and/or the Second Lien Collateral Documents, as the context may require.

“Credit Party” means Stone Energy and each Guarantor from time to time.

“Debt Facility” means any First Lien Debt Facility and/or any Second Lien Debt Facility.

“DIP Cap” means an amount equal to (x) the greater of (i) 120% of the First Lien Priority Obligations outstanding at the time of determination and (ii) 115% of the First Lien Priority Cap Amount plus (y) $15.0 million solely to pay the costs and expenses incurred in connection with the retention of professionals and the payment of adequate protection in respect of First Lien Obligations.

“DIP Financing” means the obtaining of credit or incurring debt secured by Liens on the Collateral pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“Discharge of First Lien Obligations” means the date on which the following conditions are satisfied:

(a)    irrevocable payment in full in cash of the principal of and interest (including accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding indebtedness constituting First Lien Obligations;

(b)    irrevocable payment in full in cash of all other monetary First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c)    termination or expiration of any unfunded commitments to extend credit that would be First Lien Obligations;

(d)    termination or cash collateralization (pursuant to documentation in form and substance reasonably satisfactory to First Lien Administrative Agent, but in no event greater than 103% of the aggregate undrawn face amount) of all Letters of Credit, or the making of other arrangements reasonably satisfactory to the applicable letter of credit issuer of all letters of credit issued under the First Lien Credit Agreement;

(e)    all Specified Swap Contracts and Specified Cash Management Agreements shall have been terminated or expired in full and all amounts due from any Credit Party or Affiliate in connection therewith have been indefeasibly paid in full in cash (in immediately available funds) or the cash collateralization of all such applicable Specified Swap Contracts or Specified Cash Management Agreements on terms reasonably satisfactory to each applicable counterparty (or the making of other arrangements reasonably satisfactory to the applicable counterparty); and

(f)    there are no outstanding Obligations of any of the Credit Parties under any of the First Lien Debt Documents that are required to be secured by the Collateral in accordance with the terms of such First Lien Debt Documents;

provided that the Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of all of the First Lien Credit Agreement Obligations with a Replacement First Lien Debt Facility secured by the Collateral under Replacement First Lien Debt Documents.

“Discharge of First Lien Priority Obligations” means the date on which the following conditions are satisfied:

(a)     irrevocable payment in full in cash of the principal of and interest (including accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding indebtedness constituting First Lien Priority Obligations;

(b)     irrevocable payment in full in cash of all other monetary First Lien Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c)     termination or expiration of any unfunded commitments to extend credit that would be First Lien Priority Obligations (other than pursuant to Specified Swap Contracts or Specified Cash Management Agreements, in each case which have been cash collateralized on terms reasonably satisfactory to each applicable counterparty, or as to which arrangements have otherwise been made that are reasonably satisfactory to the applicable counterparty); and

(d)     termination or cash collateralization (pursuant to documentation in form and substance reasonably satisfactory to First Lien Administrative Agent, but in no event greater than 103% of the aggregate undrawn face amount) of all Letters of Credit, or the making of other arrangements reasonably satisfactory to the applicable letter of credit issuer of all letters of credit issued under the First Lien Credit Agreement;

provided that the Discharge of First Lien Priority Obligations shall not be deemed to have occurred in connection with a Refinancing of all of the First Lien Credit Agreement Obligations with a Replacement First Lien Debt Facility secured by the Collateral under Replacement First Lien Debt Documents.

“Discharge of Second Lien Obligations” means the date on which the following conditions are satisfied:

(a)    irrevocable payment in full in cash of the principal of and interest (including accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding indebtedness constituting Second Lien Obligations;

(b)    irrevocable payment in full in cash of all other monetary Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c)    termination or expiration of any unfunded commitments to extend credit that would be Second Lien Obligations; and

(d)    there are no outstanding Obligations of any of the Credit Parties under any of the Second Lien Debt Documents that are required to be secured by the Collateral in accordance with the terms of such Second Lien Debt Documents;

provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of all of the First Lien Obligations or any of the Second Lien Obligations with a Replacement Second Lien Debt Facility secured by the Collateral under one or more Replacement Second Lien Debt Documents.

“Enforcement Action” means an action under applicable law to:

(a)    foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Debt Documents or the Second Lien Debt Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the UCC. or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(b)    solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral,

(c)    to receive a transfer of Collateral in satisfaction of Debt or any other Obligation secured thereby,

(d)    to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Debt Documents or Second Lien Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), or

(e)    effect the Disposition of Collateral by any Credit Party after the occurrence and during the continuation of an event of default under the First Lien Debt Documents or the Second Lien Debt Documents with the consent of the First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable.

“Event of Default” means (a) prior to the Discharge of First Lien Obligations, an Event of Default (as defined in the First Lien Credit Agreement) or any other event of default (or equivalent thereunder) under any other First Lien Debt Document and (b) from and after the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, any event of default under any Second Lien Debt Document.

“Excess First Lien Obligations” means any First Lien Obligations in excess of the First Lien Priority Cap Amount.

“Excess Second Lien Obligations” means any Second Lien Obligations in excess of $225,000,000 (such amount, the “Second Lien Cap”).

“Excluded Asset” has the meaning specified in the First Lien Security Agreement.

“Existing First Lien Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of June 24, 2014, among Stone Energy, the lenders party thereto, the First Lien Administrative Agent and the other parties party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time prior to the date hereof.

“Existing Specified Cash Management Agreements” means those cash management agreements entered into on or prior to the date hereof and constituting “Specified Cash Management Agreements” under the Existing First Lien Credit Agreement. The Existing Specified Cash Management Agreements shall constitute Specified Cash Management Agreements for all purposes hereunder.

“Existing Specified Swap Contracts” means those swap contracts entered into on or prior to the date hereof and constituting “Specified Swap Contracts” under the Existing First Lien Credit Agreement. The Existing Specified Swap Contracts shall constitute Specified Swap Contracts for all purposes hereunder.

“First Lien Administrative Agent” has the meaning specified in the preamble and shall include any successor administrative agent appointed in accordance with the First Lien

Credit Agreement to so act; provided that such successor administrative agent has executed and delivered a Joinder Agreement pursuant to which such successor administrative agent shall agree to be bound as the First Lien Administrative Agent for all purposes of this Agreement. After any Refinancing of the First Lien Credit Agreement, a reference herein to the First Lien Administrative Agent shall be deemed to be a reference to the then-applicable First Lien Representative, as the context may require.

“First Lien Cash Collateral Account” means the “Cash Collateral Account” as such term is defined in the First Lien Credit Agreement and any other blocked, interest or non-interest bearing deposit accounts of any Credit Party under the dominion of the First Lien Administrative Agent or other agent appointed pursuant to the First Lien Debt Documents for the purpose of cash collateralizing First Lien Obligations.

“First Lien Collateral” means (a) any “Collateral” as defined in the First Lien Credit Agreement or any other First Lien Debt Document and (b) any other existing and future assets and property, and all proceeds thereof of any Credit Party with respect to which a Lien is granted, intended to be granted, purported to be granted or required to be granted pursuant to a First Lien Collateral Document as security for any First Lien Obligations.

“First Lien Collateral Documents” means the “Security Documents” as defined in the First Lien Credit Agreement, each First Lien Mortgage in effect from time to time and any other collateral agreement, security agreement, deed of trust or other instrument or document executed and delivered by any Credit Party for purposes of providing collateral security for any First Lien Obligation.

“First Lien Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated on or about the date hereof, among Stone Energy, the lenders party thereto, the First Lien Administrative Agent and the other parties party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “Credit Documents” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Obligations” means all Obligations of the Credit Parties under the First Lien Credit Agreement Loan Documents.

“First Lien Credit Agreement Secured Parties” means (i) the First Lien Administrative Agent, (ii) each Person that is a Lender under the First Lien Credit Agreement from time to time, (iii) each Issuing Bank party to the First Lien Credit Agreement from time to time, (iv) the beneficiaries of each indemnification obligation undertaken by Stone Energy or any Credit Party under any of the First Lien Credit Agreement Loan Documents, (v) each Hedge Bank that is a party to a Specified Swap Contract and (vi) each Cash Management Bank that is a party to a Specified Cash Management Agreement.

“First Lien Debt Documents” means the First Lien Credit Agreement Loan Documents, any Specified Swap Contracts, any Specified Cash Management Agreements and any Replacement First Lien Debt Documents, as the context may require.

“First Lien Debt Facilities” means the First Lien Credit Agreement and any Replacement First Lien Debt Facility, as the context may require.

“First Lien Guarantors” means each of the Credit Parties that provides a Guarantee in respect of any of the Obligations of any other Credit Party under the First Lien Debt Documents. Each of the First Lien Guarantors existing on the date hereof are listed on the signature pages hereto as a First Lien Guarantor.

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Credit Party is granted to secure any of the First Lien Obligations or under which rights or remedies with respect to any such Liens are governed, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Obligations” means all Obligations of the Credit Parties under the First Lien Debt Documents.

“First Lien Priority Cap Amount” means an amount equal to all First Lien Obligations to the extent incurred by the Credit Parties, excluding obligations under any Specified Swap Contract and any Specified Cash Management Agreement, up to and including the greater of: (i) $250 million; (ii) 115% of the Borrowing Base as defined in, and as in effect from time to time under, the First Lien Credit Agreement; and (iii) $100 million plus 35% of Modified ACNTA. For the avoidance of doubt, obligations under Specified Swap Contracts and Specified Cash Management Agreements will not be subject to the First Lien Priority Cap Amount and shall not constitute Excess First Lien Obligations under any circumstances.

“First Lien Priority Obligations” means all First Lien Obligations other than Excess First Lien Obligations.

“First Lien Representative” means (a) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties thereunder, the Administrative Agent and (b) in the case of any Replacement First Lien Debt Facility and the Replacement First Lien Secured Parties thereunder, the trustee, administrative agent, or other similar agent under such Replacement First Lien Debt Facility that is named as the representative in respect of such Replacement First Lien Debt Facility in the applicable Joinder Agreement.

“First Lien Secured Parties” means, collectively, the “Secured Parties” as defined in the First Lien Credit Agreement and any Replacement First Lien Secured Parties, as the context may require.

“First Lien Security Agreement” means that certain Fourth Amended and Restated Security Agreement, dated on or about the date hereof, by Stone Energy and each of the Guarantors party thereto from time to time in favor of the First Lien Administrative Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Priority Lien” means the Liens on the First Lien Collateral granted in favor, or for the benefit, of the First Lien Secured Parties whether created under the First Lien Collateral Documents or acquired by possession, statute, operation of law, judgment, subrogation of otherwise.

“Guarantor” means, collectively, the First Lien Guarantors and the Second Lien Guarantors.

“Insolvency or Liquidation Proceeding” means:

(a)    any case commenced by or against any Credit Party under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Credit Party, any receivership or assignment for the benefit of creditors relating to any Credit Party or any similar case or proceeding relative to any Credit Party or its creditors, as such, in each case whether or not voluntary;

(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Credit Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)    any other proceeding of any type or nature in which substantially all claims of creditors of any Credit Party are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II hereof.

“Majority Holders” means the Holders (as defined in the Second Lien Note Indenture) of a majority in principal amount of the Outstanding (as defined in the Second Lien Note Indenture) Second Lien Notes.

“Modified ACNTA” has the meaning provided to such term in the Second Lien Note Indenture as in effect on the date of this Agreement.

“Obligations” means, with respect to any Secured Debt Document, any payment, performance or other obligation of any Credit Party of any kind, under or in respect of such Secured Debt Document, including, any liability of any Credit Party on any claim, whether or not the right of any Secured Party to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured and whether not such claim is discharged, stayed, allowed, authorized or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Credit Party under any Secured Debt Document shall include (a) the obligation to pay principal, interest, ordinary course settlement payments, termination payments, breakage costs, reimbursement obligations in respect of Letters of Credit, obligations to provide cash collateral in respect of Letters of Credit (whether or not drawn), commissions, fees, premiums, charges, expenses, attorneys’ fees and disbursements, indemnities and other amounts payable by such Credit Party under such Secured Debt Document, (b) Post-Petition Interest and (c) any reimbursement obligations of any Credit Party in respect of any amounts paid in advance or on behalf of such Credit Party by any applicable Secured Party.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Post-Petition Interest” means interest, fees, costs, expenses and other charges that pursuant to any of the Secured Debt Documents accruing as of, and continuing to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, costs expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” means the proceeds of any sale, collection or other liquidation of any Collateral and any payment or distribution made in respect of any Collateral in an Insolvency or Liquidation Proceeding and any amounts received by the First Lien Administrative Agent or any other First Lien Secured Party from a Second Lien Secured Party in respect of any Collateral pursuant to this Agreement.

“Refinance” means, (a) in respect of any agreement with reference to the First Lien Credit Agreement, the First Lien Obligations, or any Replacement First Lien Debt, that such agreement refunds, refinances or replaces the First Lien Credit Agreement, the First Lien Obligations, or such Replacement First Lien Debt in full in a transaction that is permitted under the terms of the Second Lien Debt Documents then in effect and is consummated in compliance with Section 5.03 and Section 8.10 and (b) in respect of any agreement with reference to the Second Lien Debt Documents, the Second Lien Obligations or any Replacement Second Lien Debt, that such Debt refunds, refinances or replaces the Second Lien Debt Documents, the Second Lien Obligations or such Replacement Second Lien Debt in a transaction that is permitted under the terms of the First Lien Debt Documents then in effect and is consummated in accordance with Section 5.03 and Section 8.10. “Refinance,” “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement First Lien Debt” means any Debt that is incurred, issued or guaranteed by Stone Energy and/or any Credit Party (other than Debt constituting First Lien Credit Agreement Obligations) which Debt is secured by the First Lien Collateral (or a portion thereof) on a pari passu basis with the First Lien Credit Agreement Obligations and which Debt replaces or Refinances such First Lien Credit Agreement Obligations in full in accordance with the requirements of Section 5.03 and Section 8.10.

“Replacement First Lien Debt Documents” means, with respect to any series, issue or class of Replacement First Lien Debt, the loan agreements, the promissory notes, indentures, the First Lien Collateral Documents or other operative agreements evidencing or governing such Debt.

“Replacement First Lien Debt Facility” means any debt facility with respect to which the requirements contained in Section 5.03 and Section 8.10 of this Agreement have been satisfied, which is secured by the First Lien Collateral (or a portion thereof) on a pari passu basis with other First Lien Obligations and that Refinances all of the First Lien Credit Agreement or any other Replacement First Lien Debt Facility then in existence with Replacement First Lien Debt; provided that any First Priority Lien securing such Replacement First Lien Debt Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Replacement First Lien Secured Parties” means, with respect to any series, issue or class of Replacement First Lien Debt, the holders of such Debt, the First Lien Representative with respect thereto, and the beneficiaries of each indemnification obligation undertaken by Stone Energy or any Credit Party under any related Replacement First Lien Debt Document.

“Replacement Second Lien Debt” means any Debt that is incurred, issued or guaranteed by Stone Energy and/or any other Credit Party (other than Debt constituting Second Lien Obligations incurred pursuant to the Second Lien Indenture Documents), which Debt is secured by the Second Lien Collateral (or any portion thereof) and for which the applicable Replacement Second Lien Debt Documents provide that such Debt is to be secured by such Second Lien Collateral on a subordinate or junior basis to the First Lien Obligations; provided that (a) the applicable Credit Party is permitted to incur, issue or guaranty such Debt under the terms of the First Lien Debt Documents in effect at the time thereof and (b) the requirements set forth in Section 5.03 and Section 8.10 are satisfied.

“Replacement Second Lien Debt Documents” means, with respect to any series, issue or class of Replacement Second Lien Debt, the loan agreements, the promissory notes, indentures, the Second Lien Collateral Documents or other operative agreements evidencing or governing such Debt.

“Replacement Second Lien Debt Facility” means any debt facility with respect to which the requirements contained in Section 5.03 and Section 8.10 of this Agreement have been satisfied and that Refinances any of the First Lien Obligations or Second Lien Obligations then outstanding through Stone Energy’s and any other Credit Party’s incurrence, issuance or guaranty of any Replacement Second Lien Debt. For the avoidance of doubt, no Replacement Second Lien Debt Facility shall be required to be an indenture or notes offering and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Second Priority Lien securing such Replacement Second Lien Debt Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Replacement Second Lien Secured Parties” means, with respect to any series, issue or class of Replacement Second Lien Debt, the holders of such Debt, the Second Lien Collateral Agent, the Second Lien Representative with respect thereto, and the beneficiaries of each indemnification obligation undertaken by Stone Energy or any other Credit Party under any related Replacement Second Lien Debt Document.

“Representatives” means the First Lien Representatives and the Second Lien Representatives, as the context may require.

“Second Lien Collateral” means (a) any “Collateral” as defined in the Second Lien Collateral Documents and (b) any other existing and future assets and property, and all proceeds thereof of any Credit Party with respect to which a Lien is granted, intended to be granted, purported to be granted or required to be granted pursuant to a Second Lien Collateral Document as security for any Second Lien Obligations; provided that Second Lien Collateral shall not include any Excluded Assets or Excluded Equity Interests.

“Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent appointed by, or on behalf of, the Second Lien Secured Parties to act as collateral agent for the benefit of the Second Lien Secured Parties under the terms of the Second Lien Debt Documents from time to time; provided that such successor collateral agent has executed and delivered a Joinder Agreement in accordance with Section 8.10 of this Agreement pursuant to which such successor collateral agent shall agree to be bound as the Second Lien Collateral Agent for all purposes of this Agreement.

“Second Lien Collateral Documents” means the Second Lien Security Agreement, each Second Lien Mortgage in effect from time to time and any other collateral agreement, security agreement, mortgage, deed of trust or other instrument or document executed and delivered by any Credit Party for purposes of providing collateral security for any Second Lien Obligation.

“Second Lien Debt Documents” means the Second Lien Indenture Documents and any Replacement Second Lien Debt Documents, as the context may require.

“Second Lien Debt Facilities” means the Second Lien Note Indenture (and the Second Lien Notes issued pursuant thereto) and any Replacement Second Lien Debt Facilities, as the context may require.

“Second Lien Guarantors” means each of the Credit Parties that provides a Guarantee in respect of any of the Obligations of any other Credit Party under the Second Lien Debt Documents; provided that no Credit Party shall be a “Second Lien Guarantor” unless it is also a First Lien Guarantor.

“Second Lien Indenture Documents” means, collectively, the Second Lien Note Indenture, the Second Lien Notes and the Second Lien Collateral Documents.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Credit Party is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Notes” means the notes issued pursuant to the Second Lien Note Indenture.

“Second Lien Note Indenture” means that certain Indenture dated as of the date hereof among Stone Energy, the Second Lien Guarantors, the Second Lien Notes Trustee and the Second Lien Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Notes Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Second Lien Obligations” means all Obligations of the Credit Parties under the Second Lien Debt Documents.

“Second Lien Representative” means (a) in the case of any Second Lien Obligations or the Second Lien Secured Parties thereunder, the Second Lien Notes Trustee and (b) in the case of any Replacement Second Lien Debt Facility and the Replacement Second Lien Secured Parties thereunder, the trustee, administrative agent or other similar agent under such Replacement Second Lien Debt Facility that is named as the representative in respect of such Replacement Second Lien Debt Facility in the applicable Joinder Agreement.

“Second Lien Secured Parties” means the holders of the Second Lien Notes, the Second Lien Notes Trustee, any other Second Lien Representative, the Second Lien Collateral Agent and any Replacement Second Lien Secured Parties, as the context may require.

“Second Lien Security Agreement” means that certain Second Lien Security Agreement, dated as of the date hereof, by Stone Energy and each of the other Guarantors party thereto from time to time in favor of the Second Lien Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Priority Lien” means the Liens on the Second Lien Collateral in favor of Second Lien Collateral Agent or Second Lien Secured Parties under Second Lien Collateral Documents.

“Secured Debt Documents” means the First Lien Debt Documents and the Second Lien Debt Documents, as the context may require.

“Secured Obligations” means the First Lien Obligations and the Second Lien Obligations, as the context may require.

“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties, as the context may require.

“Standstill Period” means a period of 210 days from the date of delivery of a written notice to the First Lien Administrative Agent (or replacement First Lien Representative) of any Second Lien Secured Party’s intention to exercise any rights or remedies with respect to any Collateral in respect of any Second Lien Obligations, which notice may be delivered only following the occurrence of and during the continuation of an Event of Default (as defined in the applicable Second Lien Debt Documents) with respect to the Second Lien Obligations.

“Stone Energy” has the meaning specified in the preamble.

“Uniform Commercial Code” or “UCC” the Uniform Commercial Code as in effect in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Collateral

SECTION 2.01. Subordination.

(a)    Notwithstanding the date, time, manner, method or order of filing or recordation of any document or instrument or of grant, attachment or perfection of any Liens granted to, or on behalf of, any of the Collateral Agents or any other Secured Party on the Collateral (or any actual or alleged defect, or deficiency or failure to perfect, in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Secured Debt Document or any other circumstance whatsoever, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, hereby agrees that (A) any Lien on the Collateral securing any First Lien Priority Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent, any other First Lien Representative, any other First Lien Secured Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations or any Excess First Lien Obligations, (B) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of any Second Lien Secured Party or any other agent or trustee therefor and any Lien on the Collateral securing any Excess First Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in right, priority, operation, effect and all other respects to all Liens on the Collateral securing any First Lien Priority Obligations and (C) after the Discharge of First Lien Priority Obligations, any Lien on the Collateral securing any Excess First Lien Obligations now or hereafter held by or on behalf of any First Lien Secured Party, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in right, priority, operation, effect and all other respects to all Liens on the Collateral securing any Second Lien Obligations.

(b)    All Liens on the Collateral securing any First Lien Priority Obligations shall be and remain senior in right, priority, operation, effect and all other respects and prior to all Liens on the Collateral securing any Second Lien Obligations or any Excess First Lien Obligations for all purposes, whether or not such Liens securing any First Lien Priority Obligations are subordinated in any respect to any Lien securing any other obligation of any Credit Party or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. All Liens on the Collateral securing any Second Lien Obligations shall be and remain senior in right, priority, operation, effect and all other respects and prior to all Liens on the Collateral securing any Excess First Lien Obligations for all purposes, whether or not such Liens securing any Second Lien Obligations are subordinated in any respect to any Lien securing any other obligation of any Credit Party or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Claims.

(a)    The Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, each acknowledges that, in accordance with the provisions of the First Lien Debt Documents (i) all or a portion of the First Lien Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the First Lien Debt Documents and the First Lien Obligations may be amended, supplemented or otherwise modified, and the First Lien Obligations, or a portion thereof, may be Refinanced from time to time and (iii) the aggregate amount of the First Lien Obligations may be increased, in each case, without notice to or consent by the Second Lien Collateral Agent or any other Second Lien Secured Party and without affecting the provisions hereof.

(b)    The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of any of the Secured Obligations or any portion thereof. As between the Credit Parties and the Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Credit Party contained in any Secured Debt Document with respect to the incurrence of additional Secured Obligations (whether constituting First Lien Obligations or Second Lien Obligations, as the case may be).

SECTION 2.03. Prohibition on Contesting Liens.

(a)    The Second Lien Collateral Agent and each of the Second Lien Representatives, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any First Lien Obligations up to the First Lien Priority Cap Amount held (or purported to be held) or deemed to be held by virtue of this Agreement by or on behalf of the First Lien Administrative Agent, any of the other First Lien Secured Parties or any other agent or trustee therefor in any of the First Lien Collateral.

(b)    The First Lien Administrative Agent and each First Lien Representative, for itself and on behalf of each First Lien Secured Party under its First Lien Debt Facility, each agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Lien Obligations held (or purported to be held) or deemed to be held by virtue of this Agreement by or on behalf of the Second Lien Collateral Agent, any of the Second Lien Secured Parties or any other agent or trustee therefor in any of the Second Lien Collateral.

(c)    Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair (i) the rights of the First Lien Administrative Agent or any other First Lien Secured Party to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.01) or any of the First Lien Debt Documents or (ii) after the Discharge of First Lien Obligations, the rights of the Second Lien Collateral Agent or any other Second Lien Secured Party to enforce this Agreement (including the priority of the Liens securing the Second Lien Obligations as provided in Section 2.01) or any of the Second Lien Debt Documents.

SECTION 2.04. No Other Liens, Rights or Remedies.

(a)    The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Credit Parties shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Second Lien Obligation and no Second Lien Secured Party shall hold any Lien on any asset to secure any Second Lien Obligation, unless such Credit Party has granted, or concurrently therewith grants, a senior priority Lien on such asset to secure the First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or any other First Lien Secured Party, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of the other Second Lien Secured Parties under its Second Lien Debt Facility, each agrees that (i) the Second Lien Collateral Agent and the other Second Lien Secured Parties shall be deemed to hold and have held such Lien for the benefit of each of the First Lien Administrative Agent and the other First Lien Secured Parties and (ii) any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.02.

(b)    To the extent any of the Credit Parties or any of their respective Subsidiaries grants or permits the Second Lien Collateral Agent or any other Second Lien Secured Party any right or remedy with respect to any of the Collateral that has not also been granted or permitted to the First Lien Administrative Agent or any other First Lien Secured Party, the Second Lien Collateral Agent, and each Second Lien Representative, for itself and on behalf of the other Second Lien Secured Parties under its Second Lien Debt Facility each agrees, that until the Discharge of First Lien Priority Obligations (i) the Second Lien Collateral Agent and each other Second Lien Secured Party shall be required to exercise such right or remedy at the direction of the First Lien Representative and (ii) any exercise of such right or remedy by the Second Lien Collateral Agent or any other Second Lien Secured Party shall be for the benefit of the First Lien Secured Parties pursuant to and in accordance with the terms of this Agreement.

(c)    The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical other than any Excluded Assets and any Excluded Equity Interests. In furtherance of the foregoing, the parties hereto agree:

(i)    to cooperate in good faith in order to determine, upon any reasonable written request by the First Lien Representative or the Second Lien Collateral Agent (acting at the written direction of the Majority Holders), the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Debt Documents and the Second Lien Debt Documents; and

(ii)    that the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement and other than with respect to Excluded Assets and Excluded Equity Interests.

(d)    Until the Discharge of First Lien Obligations, other than Liens granted to secure the Secured Obligations, none of the Credit Parties shall grant or issue or permit to exist any Lien on any asset or property other than Permitted Liens.

SECTION 2.05. Perfection of Liens. Subject to Section 5.05, none of the First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties and shall not impose on the First Lien Secured Parties, the Second Lien Secured Parties, or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. To the extent a Secured Party does not maintain a perfected Lien on any portion of Collateral, any Proceeds received in respect of such portion of Collateral shall be paid over to the extent necessary pursuant to Section 4.01 as if all Secured Parties held such a perfected Lien.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Secured Debt Document to the contrary, collateral consisting of First Lien Cash Collateral Accounts (or amounts on deposit therein or credited thereto), shall be applied as specified in the First Lien Loan Documents and will not constitute Collateral or Second Lien Collateral hereunder.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies. Subject, following the expiration of the Standstill Period, to the Second Lien Collateral Agent’s rights under clause (f) of this Section 3.01:

(a)    So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Credit Party, (i) none of the Second Lien Collateral Agent nor any other Second Lien Secured Party will (x) take or seek to take any Enforcement Actions in respect of any Second Lien Obligations, or institute any action or proceeding with respect to any Enforcement Actions (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or other Enforcement Action brought with respect to the Collateral or any other First Lien Collateral by the First Lien Administrative Agent or any other First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Administrative Agent or any other First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Administrative Agent or any other First Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any First Lien Secured Party of any rights and remedies relating to the Collateral under the First Lien Debt Documents or otherwise in respect of the First Lien Collateral or the First Lien Obligations or (z) object to the forbearance by the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action, any other Enforcement Action or any other exercise of any rights or remedies relating to the Collateral in respect of First Lien Obligations and (ii) the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to take Enforcement Actions and otherwise enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against a Credit Party, any Second Lien Representative may file a proof of claim with respect to the Second Lien Obligations under its Second Lien Debt Facility; provided no such action is, or could reasonably be expected to be, inconsistent with the terms of the Agreement, (B) the Second Lien Collateral Agent may take any action (not adverse to the prior status of the Liens on the Collateral securing the First Lien Obligations or the rights of the First Lien Administrative Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Collateral and (C) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Second Lien Secured Party or the avoidance of any Second Priority Lien, to the extent not inconsistent with the terms of this Agreement. In taking Enforcement Actions and otherwise exercising rights and remedies with respect to the First Lien Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without consultation with the Second Lien Collateral Agent or any other Second Lien Secured Party and regardless of whether any such exercise is adverse to the claims or interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction or under the First Lien Mortgages under any applicable laws of any jurisdiction and of a secured creditor under Bankruptcy Laws or other applicable laws of any applicable jurisdiction.

(b)    So long as the Discharge of First Lien Priority Obligations has not occurred, except as expressly provided in the proviso in Section 3.01(a)(ii), the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility each agrees that it will not, in the context of its role as creditor, take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral in respect of any Second Lien Obligation. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Priority Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a)(ii), the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral in respect of Second Lien Obligations pursuant to the Second Lien Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Priority Obligations has occurred.

(c)    Subject to the proviso in Section 3.01(a)(ii), (i) the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility each agrees that none of the Second Lien Collateral Agent nor any other Second Lien Secured Party will take any action that would hinder any Enforcement Action or other exercise of remedies undertaken by the First Lien Administrative Agent or any First Lien Secured Party with respect to the Collateral under the First Lien Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility each hereby waives any and all rights it or any Second Lien Secured Party may have as a creditor or otherwise to object to the manner in which the First Lien Administrative Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted on any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party is adverse to the interests of the Second Lien Secured Parties.

(d)    The Second Lien Collateral Agent and each Second Lien Representative (for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facilities) each hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Debt Document shall be deemed to restrict in any way the rights and remedies of the First Lien Secured Parties with respect to the First Lien Collateral as set forth in this Agreement and the First Lien Debt Documents.

(e)    Until the Discharge of First Lien Priority Obligations and subject to Section 3.01(f), the First Lien Administrative Agent shall have the exclusive right to take Enforcement Actions or otherwise exercise any right or remedy with respect to the Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

(f)    After the expiration of the Standstill Period, the Second Lien Collateral Agent may commence Enforcement Actions with respect to the Collateral; provided that in no event shall the Second Lien Collateral Agent or any Second Lien Representative (for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facilities) take or continue to take any Enforcement Actions if, notwithstanding the expiration of the Standstill Period, any First Lien Secured Party shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Collateral, or an Insolvency or Liquidation Proceeding shall have been commenced in respect of the Credit Parties; provided, further, that in any Insolvency or Liquidation Proceeding commenced by or against the Credit Parties, the Second Lien Collateral Agent or any Second Lien Representative (for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facilities) may take any action expressly permitted by the express provisions of this Agreement.

(g)    The parties hereto understand and acknowledge that the provisions of this Section 3.01 do not modify or affect the exercise of the purchase right set forth in Section 5.07.

SECTION 3.02. Cooperation. Subject to the proviso in Section 3.01(a)(ii), the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that, unless and until the Discharge of First Lien Priority Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Representatives upon the written request of the First Lien Administrative Agent) in commencing, any Enforcement Action with respect to any Lien held by it in the Collateral under any of the Second Lien Debt Documents or otherwise in respect of any Second Lien Obligations.

SECTION 3.03. Actions upon Breach. Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any Enforcement Action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, this Agreement shall create a rebuttable presumption and admission by such Second Lien Secured Party that the First Lien Secured Parties (in its or their own name or in the name of any

Credit Party) or any Credit Party may obtain relief against such Second Lien Secured Party by injunction, specific performance or other appropriate equitable relief. The Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, each hereby (a) agrees that the First Lien Secured Parties’ damages from the actions of the Second Lien Secured Parties may at that time be difficult to ascertain and may be irreparable and waives any defense that any Credit Party or the First Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Administrative Agent or any other First Lien Secured Party.

SECTION 3.04. Voting. With respect to any remedies to be taken by the Secured Parties with respect to the Collateral and all other matters relating to the Collateral or the First Lien Debt Documents, the applicable First Lien Representative shall take direction from the applicable First Lien Secured Parties in accordance with the applicable First Lien Debt Documents. Except as otherwise provided herein, and to the extent not inconsistent with the provisions of this Agreement, with respect to the Second Lien Collateral, the Second Lien Collateral Agent shall take direction and comply with the instructions of the applicable Second Lien Secured Parties in accordance with the applicable Second Lien Debt Documents.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an Event of Default has occurred and until such Event of Default is cured or waived, so long as the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Credit Party, the Collateral or Proceeds thereof or any Proceeds received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, or any distributions (including, and to the extent not considered Proceeds of Collateral, with respect to any debtor or equity securities distributed pursuant to a chapter 11 plan of reorganization or liquidation, in whole or partial satisfaction (or waiver) of any secured claim of any Second Lien Secured Party) with respect to secured claims in connection with any Insolvency or Liquidation Proceeding, including in connection with a 363 sale or a chapter 11 plan, shall be applied in accordance with the following waterfall:

(a)    First, on a pro rata basis, to pay fees, expenses and indemnities (including, but not limited to, fees, expenses and disbursements of legal counsel) of the First Lien Administrative Agent and each Issuing Bank (other than letter of credit reimbursement obligations) due and payable under the First Lien Credit Agreement Loan Documents;

(b)    Second, to payment of the First Lien Priority Obligations to be applied in accordance with the First Lien Debt Documents until Discharge of First Lien Priority Obligations;

(c)    Third, on a pro rata basis, to pay fees, expenses and indemnities (including, but not limited to, fees, expenses and disbursements of legal counsel) of the Second Lien Collateral Agent and the Second Lien Notes Trustee due and payable under the Second Lien Debt Documents;

(d)    Fourth, to payment of the Second Lien Obligations to be applied in accordance with the Second Lien Debt Documents until payment in full of the Second Lien Obligations (other than Excess Second Lien Obligations);

(e)    Fifth, to payment of the Excess First Lien Obligations to be applied in accordance with the First Lien Debt Documents until Discharge of First Lien Obligations that remain after Discharge of First Lien Priority Obligations in accordance with clause (b);

(f)    Sixth, to payment of the Excess Second Lien Obligations to be applied in accordance with the Second Lien Debt Documents until payment in full of the Excess Second Lien Obligations; and

(g)    Seventh, any remaining proceeds to the applicable Credit Party or as a court of competent jurisdiction may direct.

After an Event of Default (as defined in the First Lien Credit Agreement) or any other event of default (or equivalent) under any other First Lien Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of First Lien Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Credit Party, any non-cash Collateral or Proceeds received in connection with the sale or other disposition of, or collection on, Collateral may be held by or on behalf of the First Lien Administrative Agent or any First Lien Secured Party as Collateral and upon conversion to cash be distributed as set forth in the above waterfall.

Upon the Discharge of First Lien Priority Obligations, the First Lien Administrative Agent shall deliver promptly to the Second Lien Collateral Agent any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in accordance with this Agreement and in such order as specified in the relevant Second Lien Debt Documents.

SECTION 4.02. Payment Over. Until the Discharge of First Lien Priority Obligations, any Collateral, Proceeds thereof, payments or other distributions received by a Second Lien Secured Party in respect of claims made against Collateral, to the extent secured by, or otherwise in respect of Collateral (or, subject to the rights of the Second Lien Secured Parties as unsecured creditors, as a result of lien avoidance or similar action), including, and to the extent not considered proceeds of Collateral, with respect to any debt or equity securities distributed pursuant to a chapter 11 plan of reorganization or liquidation, in whole or partial satisfaction (or waiver) of any secured claim of any Second Lien Secured Party, whether in connection with any enforcement action, Insolvency or Liquidation Proceeding or otherwise, will be (i) segregated and held in trust and (ii) promptly turned over or paid over to the First Lien

Administrative Agent in the form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. For the avoidance of doubt, no mandatory or voluntary prepayments of Second Lien Obligations will be permitted prior to the Discharge of First Lien Obligations; provided that nothing in this Agreement will prohibit the scheduled payment of interest with respect to the Second Lien Obligations (so long as there is not an Event of Default arising from a failure to pay principal or interest under the First Lien Debt Documents or an Event of Default resulting in the acceleration of obligations under the First Lien Debt Documents).

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a)    The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that, prior to the Discharge of First Lien Priority Obligations:

(i)    if in connection with any exercise of any of the First Lien Secured Parties’ rights or remedies in respect of the Collateral, the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any Guarantor from its obligations under its Guarantee of the First Lien Obligations;

(ii)    if in connection with any exercise of any First Lien Secured Parties remedies, the equity interests of any Person are foreclosed upon or otherwise disposed of and the First Lien Administrative Agent releases its Lien on such equity interests and/or the property or assets of such Person;

(iii)    if in the event of a sale, transfer or other disposition of any specified item of Collateral (including all or substantially all of the equity interests of any Subsidiary of Stone Energy), as permitted pursuant to the terms of the First Lien Debt Documents, or otherwise consented to by the First Lien Secured Parties in accordance with the First Lien Debt Documents, or any other disposition in any Insolvency or Liquidation Proceeding, including pursuant to a 363 sale or chapter 11 plan, the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or the First Lien Administrative Agent for itself or on behalf of any of the First Lien Secured Parties, releases any Guarantor from its obligations under its Guarantee of the First Lien Obligations; or

(iv)    if, in the event the First Lien Administrative Agent waives the requirement that a First Priority Lien attach to any Collateral,

then, with respect to clauses (i) to (iv) above (including the preamble), (x) the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral shall be automatically, unconditionally and simultaneously waived, released and terminated, as applicable, and any Guarantor released from its obligations under its Guarantee of First Lien Obligations released by the First Lien Administrative Agent shall be released under its Guarantee of Second Lien Obligations, automatically and without any further action, concurrently with the termination, waiver and release, as applicable, of all Liens granted upon such Collateral to secure First Lien Obligations and the Second Lien Collateral Agent shall take such reasonable steps as are necessary (including at the request of the First Lien Administrative Agent) to effectuate the foregoing termination and release at Stone Energy’s sole cost and expense, in each case so long as all First Priority Liens and Second Priority Liens attach to the proceeds of the sale for application in accordance with the distribution provisions of Section 4.01 (it being understood and agreed that such proceeds may not be sufficient to effect the Discharge of First Lien Priority Obligations, or the Discharge of Second Lien Obligations, as the case may be) and (y) the Second Lien Secured Parties will not object to and will be deemed to have consented to such waiver, release and terminations. Promptly upon delivery to the Second Lien Collateral Agent of a certificate from the First Lien Administrative Agent or any Credit Party stating that any such termination and release of Liens securing the First Lien Obligations will occur, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties, shall execute and deliver, at Stone Energy’s or the other Guarantor’s sole cost and expense, to the First Lien Administrative Agent or such Credit Party such termination statements, releases and other documents (including documents which are corresponding junior lien versions of termination statements, releases and other documents that the First Lien Administrative Agent delivers under the First Lien Debt Facility to the extent applicable) so as to confirm the foregoing releases referred to in clauses (i) to (iv) of the first sentence of this clause (a) when such First Lien Administrative Agent’s releases occur.

(b)    The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer, employee or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent, such Second Lien Representative or any other Second Lien Secured Party and in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)    Unless and until the Discharge of First Lien Priority Obligations has occurred, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each hereby consents to the application, whether prior to or after an event of default under any First Lien Debt Document of Proceeds, including any Proceeds resulting from a mandatory or optional prepayment under the Second Lien Debt Facilities, of Collateral to the repayment of First Lien Priority Obligations pursuant to the First Lien Debt Documents.

(d)    Notwithstanding anything to the contrary in any Second Lien Debt Document, in the event the terms of a First Lien Collateral Document, on the one hand, and a Second Lien Collateral Document, on the other hand, each require any Credit Party (i) to make payment in respect of any item of Collateral, (ii) to deliver or afford control over any item of Collateral to, or deposit any item of Collateral with, (iii) to register ownership of any item of Collateral in the name of or make an assignment of ownership of any Collateral or the rights thereunder to, (iv) to cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Collateral, with instructions or orders from, or to treat, in respect of any item of Collateral, as the entitlement holder, (v) to hold any item of Collateral in trust for (to the extent such item of Collateral cannot be held in trust for multiple parties under applicable law), (vi) to obtain the agreement of a bailee or other third party to hold any item of Collateral for the benefit of or subject to the control of or, in respect of any item of Collateral, (vii) to follow the instructions of or to obtain the agreement of a landlord with respect to access to leased premises where any item of Collateral is located or waivers or subordination of rights with respect to any item of Collateral in favor of, in any case, the First Lien Administrative Agent or First Lien Secured Party, on the one hand, and any other Secured Party, on the other hand, such Credit Party may, until the Discharge of First Lien Priority Obligations has occurred, comply with such requirement under the Second Lien Collateral Documents as it relates to such Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Lien Administrative Agent. Until the Discharge of First Lien Priority Obligations occurs, to the extent that the First Lien Administrative Agent or First Lien Secured Parties (i) have released any Lien on Collateral or any Guarantor from its Obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional Guarantees from any Guarantor, then the Second Lien Collateral Agent, for itself and the Second Lien Secured Parties, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and each Second Lien Representative, for itself and for the Second Lien Secured Parties represented by it, shall be granted an additional guaranty, as the case may be.

(e)    If, in the event any of the Liens granted to the Second Lien Collateral Agent or any other Second Lien Secured Party extends to any Excluded Assets or Excluded Equity Interests, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties on such Excluded Assets or Excluded Equity Interests shall be automatically, unconditionally and immediately released and terminated and the Second Lien Collateral Agent and any applicable other Second Lien Secured Party shall take any steps reasonably required to effectuate the foregoing termination and release at Stone Energy’s sole cost and expense. Pending such release and termination, the Second Lien Collateral Agent shall automatically without any further action be deemed to hold such Lien for the benefit of the First Lien Secured Parties, subject to the priorities and other provisions of this Agreement.

SECTION 5.02. Insurance and Condemnation Awards. (x) Except as otherwise agreed in the First Lien Debt Documents, unless and until the Discharge of First Lien Obligations has occurred, the First Lien Administrative Agent and the First Lien Secured Parties and (y) from and after the Discharge of First Lien Obligations unless and until the Discharge of Second Lien Obligations has occurred, the Second Lien Collateral Agent and the Second Lien Secured Parties, shall have the sole and exclusive right, subject to the rights of the Credit Parties under, and to the extent required by, and subject to any limitations in, the applicable First Lien

Debt Documents and Second Lien Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Parties, (b) adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Collateral, shall, if no Event of Default shall have occurred and be continuing, be applied (i) first, prior to the occurrence of the Discharge of First Lien Priority Obligations, to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Debt Documents, (ii) second, after the occurrence of the Discharge of First Lien Priority Obligations, to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the applicable Second Lien Debt Documents and (iii) third, if no Second Lien Obligations are outstanding, be paid to the owners of the subject property, or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Administrative Agent for further application in accordance with the terms of Section 4.01 or this Section 5.02, as applicable.

SECTION 5.03. Amendments to Debt Documents.

(a)    Without the prior written consent of the Second Lien Collateral Agent (to be given or withheld at the written direction of the Majority Holders) on at least ten (10) Business Days’ prior notice to the Second Lien Representatives, or unless permitted under the Second Lien Debt Documents, unless and until the Discharge of Second Lien Obligations has occurred, notwithstanding anything herein to the contrary, (x) no First Lien Debt Document may be entered into, amended, restated, supplemented, replaced or otherwise modified and no Debt under the First Lien Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement, replacement or modification or Refinancing, or the terms of such new First Lien Debt Document, would (i) contravene the provisions of this Agreement or any of the Second Lien Debt Documents, (ii) reduce the capacity to incur Obligations constituting Second Lien Obligations, in each case, under the Second Lien Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing; (iii) increase the principal amount of the First Lien Credit Agreement or any Replacement First Lien Debt in respect thereof in excess of the First Lien Priority Cap Amount, or (iv) impose additional restrictions on the ability of the obligor thereunder to pay or repay any Second Lien Obligations then outstanding; and (y) no First Lien Debt Document may be entered into, amended, restated, supplemented, replaced or otherwise modified to the extent such amendment, supplement or modification, or the terms of any new First Lien Debt Document, would be prohibited by, or would require any Credit Party to act or refrain from acting in a manner that would violate, any of the terms of this Agreement. In connection with any Refinancing of any Debt under any First Lien Debt Document (x) Stone Energy will deliver an Officer’s Certificate to the Second Lien Collateral Agent certifying that such Refinancing is permitted by the Second Lien Debt Documents and (y) the holders (and their representatives) of any such Refinancing Debt shall execute a Joinder Agreement or otherwise bind themselves in writing to the terms of this Agreement.

(b)    Without the prior written consent of the First Lien Representative on at least fifteen (15) Business Days’ prior notice to the First Lien Representatives, or unless permitted under the First Lien Debt Documents, unless and until the Discharge of First Lien Obligations has occurred, notwithstanding anything herein to the contrary, (x) no Second Lien Debt Document may be entered into, amended, restated, supplemented, replaced or otherwise modified and no Debt under the Second Lien Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement, replacement or modification or Refinancing, or the terms of such new Second Lien Debt Document, would (i) contravene the provisions of this Agreement or any of the First Lien Debt Documents, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) under such Second Lien Debt Document or of interest on Debt under such Second Lien Debt Document, (iii) modify (or have the effect of a modification of) the mandatory prepayment provisions of the applicable Second Lien Debt Document for such Second Lien Debt Facility in a manner that would result in the weighted average life to maturity being less than the weighted average life to maturity of the Second Lien Obligations under such Second Lien Debt Document prior to giving effect thereto, (iv) reduce the capacity to incur Obligations constituting First Lien Obligations to an amount below the First Lien Priority Cap Amount or add new restrictions (other than as to amount) applicable to the incurrence of First Lien Obligations, (v) increase the principal amount of the Second Lien Notes or any Replacement Second Lien Debt in respect thereof in excess of the amount permitted under the First Lien Debt Documents, (vi) increase the interest rate or yield applicable to any Obligations in respect of Second Lien Indenture Documents and any Replacement Second Lien Debt Document with respect thereto by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate), (vii) change any default or Event or Default thereunder in a manner adverse to the Credit Parties thereunder (other than to eliminate any such Event of Default or increase any grace period related thereto or otherwise make such Event of Default or condition less restrictive or burdensome on any Credit Parties), (viii) increase materially the obligations of the obligor thereunder or to confer any additional material rights on the lenders under the Second Lien Facilities (or a representative on their behalf) which would be adverse to any Credit Party or First Lien Secured Parties; and (y) no Second Lien Debt Document may be entered into, amended, restated, supplemented, replaced or otherwise modified to the extent such amendment, supplement or modification, or the terms of any new Second Lien Debt Document, would be prohibited by, or would require any Credit Party to act or refrain from acting in a manner that would violate, any of the terms of this Agreement. In connection with any Refinancing of any Debt under any Second Lien Debt Document (x) Stone Energy will deliver an Officer’s Certificate to the First Lien Representative certifying that such Refinancing is permitted by the First Lien Debt Documents and (y) the holders (and their representatives) of any such Refinancing Debt shall execute a Joinder Agreement or otherwise bind themselves in writing to the terms of this Agreement.

(c)    The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect reasonably approved by the First Lien Administrative Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Lien Collateral Agent pursuant to this Agreement are expressly subject and, to the extent set forth in the

Intercreditor Agreement referred to below, subordinate to the liens and security interests granted in favor of the First Lien Secured Parties (as defined in such Intercreditor Agreement), including liens and security interests granted to Bank of America, N.A., as administrative agent, pursuant to or in connection with the Fifth Amended and Restated Credit Agreement, dated on or about the date hereof, among Stone Energy Corporation, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the Second Lien Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Stone Energy Corporation, Bank of America, N.A., as first lien administrative agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the lien subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

(d)    In the event that the First Lien Administrative Agent and/or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent, the First Lien Secured Parties, or any Credit Party thereunder (including the release of any Liens in First Lien Collateral or any Guarantees in favor of the First Lien Secured Parties) in a manner that is applicable to all First Lien Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, any other Second Lien Secured Party or any other Credit Party; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Collateral Agent or any Second Lien Representative in its role as Collateral Agent or Representative without its prior written consent, (C) impose duties on any of the Second Lien Secured Parties without their consent, (D) permit Liens on the Collateral not permitted under the Second Lien Debt Documents, or (E) be prejudicial to the interests of Second Lien Secured Parties to a greater extent than the interests of the First Lien Secured Parties (other than by virtue of their relative priorities and rights and obligations under this Agreement) and (ii) written notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent promptly after the effectiveness of such amendment, waiver or consent.

(e)    Stone Energy agrees to deliver to each Collateral Agent copies of (i) any amendments, supplements or other modifications to the Secured Debt Documents and (ii) any new Secured Debt Documents promptly after effectiveness thereof.

SECTION 5.04. Rights as Unsecured Creditors. The First Lien Secured Parties may exercise rights and remedies as unsecured creditors against any Credit Party in accordance with the terms of the First Lien Debt Documents and applicable law; provided that the First Lien Secured Parties will not exercise such rights and remedies in a manner inconsistent with this Agreement. The Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and all applicable Second Lien Secured Parties, each may exercise rights and remedies as unsecured creditors against any Credit Party in accordance with the terms of the Second Lien Debt Documents and applicable law; provided that the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and all applicable Second Lien Parties, will not exercise such rights and remedies in a manner inconsistent with this Agreement. Nothing in this Agreement shall prohibit the receipt by any First Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the First Lien Debt Documents. In the event any Second Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Lien Obligations, such judgment lien shall be subordinated to the Liens securing First Lien Priority Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First Lien Priority Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Secured Parties may have with respect to the First Lien Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a)    The First Lien Administrative Agent acknowledges and agrees that if it shall at any time possess or control any Collateral that also secures any Second Lien Obligations that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of such Person (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, the First Lien Administrative Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the other Collateral Agents, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Lien Collateral Documents.

(b)    Except as otherwise specifically provided herein, until the Discharge of First Lien Priority Obligations has occurred, the First Lien Administrative Agent and the First Lien Secured Parties shall be entitled to deal with and administer the Pledged or Controlled Collateral in accordance with the terms of the First Lien Debt Documents without notice to the Second Lien Collateral Agent or any other Second Lien Secured Party as if the Liens under the

Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Agent and the Second Lien Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)    No First Lien Secured Parties shall have any obligation whatsoever to any Second Lien Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Credit Parties or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Lien Administrative Agent under this Section 5.05 shall be limited solely to holding or controlling the Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the other Collateral Agent(s) for purposes of perfecting the Lien held by the other Collateral Agent(s).

(d)    The First Lien Administrative Agent shall not have by reason of the Second Lien Debt Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Lien Secured Party, and the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each hereby waives and releases the First Lien Administrative Agent from all claims and liabilities arising pursuant to the First Lien Administrative Agent’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Collateral.

(e)    Upon the Discharge of First Lien Priority Obligations, the First Lien Administrative Agent shall, at Stone Energy’s sole cost and expense, (i) (A) deliver to the Second Lien Collateral Agent, all Collateral, including all proceeds thereof, held or controlled by the First Lien Administrative Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, or (B) direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct, and (ii) at the request of the Second Lien Collateral Agent, (A) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Credit Party issued by such insurance carrier and (B) notify any governmental authority involved in any condemnation or similar proceeding involving any Credit Party that the Second Lien Collateral Agent is entitled to approve any awards granted in such proceeding. The Credit Parties shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each of the Collateral Agents and each Representative for loss or damage suffered by it as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence. Neither the First Lien Administrative Agent nor any other First Lien Secured Party shall have any obligation to follow instructions from the Second Lien Collateral Agent or any other Second Lien Secured Party in contravention of this Agreement.

(f)    Neither the First Lien Administrative Agent nor any of the other First Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Credit Party to the First Lien Administrative Agent or any First Lien Secured Party under the First Lien Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Obligations Deemed To Not Have Occurred. If, at any time any Credit Party consummates any Refinancing in accordance with Section 5.03 and Section 8.10 of any First Lien Obligations or Second Lien Obligations, as applicable, then a Discharge of First Lien Obligations or Discharge of Second Lien Obligations, as the case may be, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of a Discharge of First Lien Obligations, Discharge of First Lien Priority Obligations or Discharge of Second Lien Obligations, as the case may be), and the applicable agreement governing such First Lien Obligations or Second Lien Obligations, as applicable, shall automatically be treated as a First Lien Debt Document or Second Lien Debt Document, as applicable for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the collateral agent, for the holders of such First Lien Obligations or Second Lien Obligations as the case may be, shall be the First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable), each Person party hereto shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as Stone Energy or such new Collateral Agent shall reasonably request in writing in order to provide the new First Lien Administrative Agent or the Second Lien Collateral Agent, as applicable the rights of a First Lien Administrative Agent or Second Lien Collateral Agent, as applicable contemplated hereby, (b) to the extent that such Refinancing is in respect of the First Lien Obligations, deliver to such First Lien Administrative Agent or, to the extent that the Discharge of First Lien Obligations has occurred and such Refinancing is in respect of the Second Lien Obligations, such Second Lien Collateral Agent, to the extent that it is legally permitted to do so, all Collateral, including all proceeds thereof, held or controlled by the Second Lien Collateral Agent or any of their respective agents or bailees (to the extent applicable), including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Guarantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving any Credit Party that the new First Lien Administrative Agent or Second Lien Collateral Agent, as applicable is entitled to approve any awards granted in such proceeding; provided that any reasonable costs or other expenses incurred in connection with clauses (a) to (d) above shall be the exclusive responsibility of the Credit Parties.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the First Lien Secured Parties’ remedies, the First Lien Secured Parties agree that (a) within five Business Days after Stone Energy or any Credit Party obtains actual knowledge of the occurrence of a continuing Event of Default (as defined in the First Lien Credit Agreement)

under any First Lien Debt Document or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), Stone Energy shall notify the Second Lien Collateral Agent and the First Lien Representative of the occurrence of such Purchase Event and the right to purchase First Lien Obligations as set forth in this Section 5.07 (a “Notice of Purchase Event”). Within ten (10) days of receipt of the Notice of Purchase Event by the Second Lien Collateral Agent, one or more of the Second Lien Secured Parties may request by delivery of a notice to the First Lien Representative, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations (including unfunded commitments under any First Lien Debt Document) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the First Lien Obligations and accrued and unpaid interest and fees (including breakage costs and, in the case of any First Lien Obligations under any Specified Swap Contract, the amount that would be payable by the relevant Credit Party thereunder if such Credit Party were to terminate such Specified Swap Contract on the date of the purchase or, if not terminated an amount determined by the relevant First Lien Secured Party to be necessary to collateralize its credit risk arising out of such agreement and, if applicable, the Cash Collateral to be furnished to the First Lien Secured Parties providing Letters of Credit under the First Lien Debt Documents in such amounts (not to exceed 103% thereof) as such First Lien Secured Party determines is reasonably necessary to secure such First Lien Secured Party in connection with any such outstanding and undrawn letters of credit), without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Representatives and the purchasing Second Lien Secured Parties. If none of the Second Lien Secured Parties exercise such right, or any attempted exercise is not closed within the required ten-day period, the First Lien Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Debt Documents and this Agreement. Each First Lien Secured Party will retain all rights to indemnification provided in the relevant First Lien Debt Document for all claims and other amounts relating to period prior to the purchase of the First Lien Obligations pursuant to this Section 5.07.

SECTION 5.08. No Interference. The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each hereby agrees that it and each of the other Second Lien Secured Parties:

(a)    will not support, take or cause to be taken any action to make any Second Priority Lien pari passu with, or to give any Second Lien Secured Party any preference or priority relative to, any First Priority Lien securing First Lien Obligations up to the First Lien Priority Cap Amount with respect to the Collateral or any part thereof;

(b)    will not challenge or question in any proceeding (x) the validity or enforceability of any First Lien Obligations or First Lien Debt Document, or (y) the validity, attachment, perfection or priority of any First Priority Lien securing First Lien Obligations up to the First Lien Priority Cap Amount, or (z) the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement;

(c)    will not support, take or cause to be taken any action to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by prior to the Discharge of First Lien Priority Obligation, any First Lien Secured Party or the First Lien Administrative Agent in any enforcement action;

(d)    prior to the Discharge of First Lien Priority Obligations, shall have no right to (i) direct the First Lien Administrative Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Collateral, (ii) consent to the exercise by the First Lien Administrative Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Collateral or (iii) object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or failing to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party even if such action or inaction is, or could be, adverse to the interests of the Second Lien Secured Parties and further (it being understood that the absence of such objection shall not be deemed to toll any Standstill Period then continuing), will not assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral;

(e)    will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the First Lien Administrative Agent or other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Administrative Agent nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the First Lien Administrative Agent or other First Lien Secured Party with respect to any Collateral securing First Lien Obligations up to the First Lien Priority Cap Amount;

(f)    will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and

(g)    will not, directly or indirectly, whether by judicial proceedings or otherwise, challenge the enforceability of any provision of this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Use of Cash Collateral and DIP Financing.

(a)	Until the Discharge of First Lien Priority Obligations, if an Insolvency or Liquidation Proceeding has commenced, the Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each will not contest, protest, or object to, and will be deemed to have consented to,

(1)	any use, sale, or lease of “cash collateral” (as defined in section 363(a) of the Bankruptcy Code), and

(2)	Stone Energy or any other Credit Party obtaining DIP Financing if the First Lien Administrative Agent consents in writing to such use, sale, or lease, or DIP Financing, provided that

(A)    the Second Lien Collateral Agent otherwise retains its Lien on the Collateral, and

(B)    after taking into account the principal amount of any DIP Financing (after giving effect to any Refinancing of First Lien Obligations) on any date, the sum of the then outstanding principal amount of any First Lien Obligations and any DIP Financing does not exceed the DIP Cap on such date,

(b)    Any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by the First Lien Administrative Agent to be paid prior to the Discharge of First Lien Obligations will be deemed for purposes of Section 6.01(a) to be a use of cash collateral.

To the extent the Liens securing any First Lien Priority Obligations are subordinated or pari passu with such DIP Financing, the Second Lien Secured Parties will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Collateral to (A) such DIP Financing (and all obligations relating thereto), subject to the DIP Cap, on the same basis as the Liens securing the Second Lien Obligations, are so subordinated to Liens securing First Lien Priority Obligations under this Agreement, to the extent the principal amount of such DIP Financing does not exceed the DIP Cap.

Until the Discharge of First Lien Priority Obligations, no Second Lien Secured Party may provide DIP Financing to Stone Energy or other Credit Party secured by Liens equal or senior in priority to the Liens securing any First Lien Priority Obligations, provided that if no First Lien Secured Party offers to provide DIP Financing to the extent permitted under Section 6.01(a) on or before the date of the hearing to approve DIP Financing, or otherwise permits such DIP Financing, then a Second Lien Secured Party may seek to provide such DIP Financing secured by Liens junior in priority to the Liens securing any First Lien Obligations, and First Lien Secured Parties may object thereto.

SECTION 6.02. Sale of Assets. The Second Lien Collateral Agent and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each will not contest, protest, or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code, to a Disposition of Collateral free and clear of its Liens or other interests under section 363 of the Bankruptcy Code if the First Lien Administrative Agent consents in writing to the Disposition, provided that

(a)

either (i) pursuant to court order, all First Priority Liens and Second Priority Liens attach to the proceeds of the sale for application in accordance with the distribution provisions of Section 4.01 (it being understood and agreed that such proceeds may not be sufficient to effect the Discharge of First Lien Priority Obligations or the Discharge of Second Lien Obligations, as the case may be), or (ii) the Proceeds of a Disposition of Collateral received by First Lien Administrative Agent in excess of those necessary to achieve the Discharge of First Lien Priority Obligations, are distributed in accordance with this Agreement, the UCC and applicable law, and

(b)	Second Lien Secured Parties are not deemed to have waived any rights to credit bid on the Collateral in any such Disposition in accordance with section 363(k) of the Bankruptcy Code; provided that any such credit bid must contemplate the Discharge of First Lien Priority Obligations upon the consummation of any resulting Disposition.

Upon the First Lien Administrative Agent’s request, the Second Lien Collateral Agent, solely in its capacity as holder of a Lien on Collateral, will join any objection asserted by the First Lien Administrative Agent to any Disposition of Collateral during an Insolvency or Liquidation Proceeding.

SECTION 6.03. Relief From the Automatic Stay.

Until the Discharge of First Lien Priority Obligations, no Second Lien Secured Party may seek relief from the automatic stay or any other stay in an Insolvency or Liquidation Proceeding in respect of the Collateral without the First Lien Administrative Agent’s prior written consent or oppose any request by First Lien Administrative Agent for relief from such stay.

SECTION 6.04. Adequate Protection. (a) Until the Discharge of First Lien Priority Obligations, no Second Lien Secured Party will contest, protest, or object to

(1)	a request by a First Lien Secured Party for “adequate protection” under any Bankruptcy Law, or

(2)	an objection, based on a First Lien Secured Party claiming a lack of adequate protection, by a First Lien Secured Party to a motion, relief, action, or proceeding.

(b)	Notwithstanding the preceding Section 6.04(a), until the Discharge of First Lien Priority Obligations, in an Insolvency or Liquidation Proceeding:

(1)	Except as permitted in this Section 6.04, no Second Lien Secured Parties may seek or request adequate protection or relief from the automatic stay imposed by section 362 of the Bankruptcy Code or other relief.

(2)	If a First Lien Secured Party is granted adequate protection in the form of additional or replacement Collateral in connection with a motion described in Section 6.01, then the Second Lien Collateral Agent may seek or request adequate protection in the form of a Lien on such additional or replacement Collateral, which Lien will be subordinated to the Liens securing the First Lien Priority Obligations and any DIP Financing (subject to the DIP Cap), and all related Obligations, on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the Liens securing First Lien Priority Obligations under this Agreement.

(3)	Any claim by a Second Lien Secured Party under section 507(b) of the Bankruptcy Code will be subordinate in right of payment to any claim of First Lien Secured Parties in respect of First Lien Priority Obligations under section 507(b) of the Bankruptcy Code and any payment thereof will be deemed to be Proceeds of Collateral, provided that, subject to Section 6.06(a), Second Lien Secured Parties will be deemed to have agreed pursuant to section 1129(a)(9) of the Bankruptcy Code that such section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims.

(4)	So long as First Lien Administrative Agent is receiving payment in cash of all Post-Petition Interest, Second Lien Collateral Agent may seek and, subject to the terms hereof, retain payments of Post-Petition Interest consisting of interest at the non-default rate under the Second Lien Loan Documents (“Second Lien Adequate Protection Payments”). If a Second Lien Secured Party receives Second Lien Adequate Protection Payments before the Discharge of First Lien Priority Obligations, then upon the effective date of any plan or the conclusion or dismissal of any Insolvency or Liquidation Proceeding, the Second Lien Secured Party will pay over to the First Lien Administrative Agent pursuant to Section 4.01, an amount equal to the lesser of (i) the Second Lien Adequate Protection Payments received by the Second Lien Secured Party and (ii) the amount necessary to effect the Discharge of First Lien Priority Obligations. Notwithstanding anything herein to the contrary, First Lien Secured Parties will not be deemed to have consented to, and expressly retain their rights to object to, the payment of Second Lien Adequate Protection Payments.

SECTION 6.05. First Lien Objections to Second Lien Actions. Until the Discharge of First Lien Priority Obligations, subject to Section 3.01, nothing in this Article VI limits a First Lien Secured Party from objecting in an Insolvency or Liquidation Proceeding or otherwise to any action taken by a Second Lien Secured Party, including the Second Lien Secured Party’s seeking adequate protection or asserting any of its rights and remedies under the Second Lien Debt Documents or otherwise.

SECTION 6.06. Avoidance; Reinstatement of Obligations.

(a)

If a First Lien Secured Party receives payment or property on account of a First Lien Priority Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be transferred to a trustee, receiver, or the estate of any Credit Party (a “Recovery”), then, to the extent of the Recovery, the First Lien Priority Obligations intended to have been satisfied by the payment will be reinstated as First Lien Priority Obligations on the date of the Recovery, and no Discharge of the First Lien Priority Obligations will be deemed to have occurred for all purposes under this Agreement. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the parties thereto from the date of reinstatement. No Second Lien Secured Party may benefit from a Recovery, and any distribution made to a Second Lien Secured Party as a result of a Recovery will be paid over to the First Lien Administrative Agent for application in accordance with Section 4.01.

(b)	Until the Discharge of First Lien Priority Obligations, if any Second Lien Secured Party obtains knowledge of or is notified by the First Lien Administrative Agent that a payment or distribution made to a First Lien Secured Party in respect of First Lien Priority Obligations is rescinded for any reason whatsoever, such Second Lien Secured Party shall promptly pay or remit to the First Lien Administrative Agent any payment or distribution received by it in respect of any Collateral subject to any First Priority Liens securing such First Lien Priority Obligations, and the provisions set forth in this Agreement shall be reinstated as if such payment or distribution had not been made.

SECTION 6.07. Reorganization Securities. Nothing in this Agreement prohibits or limits the right of a Second Lien Secured Party to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding, provided that any debt securities received by a Second Lien Secured Party on account of a Second Lien Obligation that constitutes a “secured claim” within the meaning of section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to the First Lien Administrative Agent for application in accordance with Section 4.01, unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of First Lien Secured Parties.

If, in an Insolvency or Liquidation Proceeding, debt Obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt Obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens securing such debt Obligations.

SECTION 6.08. Other Matters. Notwithstanding the provisions of section 1129(b)(1) of the Bankruptcy Code, the Second Lien Collateral Agent, and each Second Lien Representative, for itself and on behalf of each Second Lien Secured Party under its Second Lien Debt Facility, each agree that they will not directly or indirectly propose, sponsor, support, agree to or vote in favor of any plan of reorganization or liquidation of Stone Energy that (i) is pursuant to section 1129(b) of the Bankruptcy Code with respect to the treatment of all or any portion of the First Lien Obligations or the First Lien Secured Parties; (ii) is inconsistent with this Agreement; or (iii) without the consent of the First Lien Administrative Agent, does not provide for the Discharge of First Lien Obligations on the effective date of such plan.

SECTION 6.09. Post-Petition Interest.

(a)	No Second Lien Secured Party may oppose or seek to challenge any claim by a First Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest.

(b)	No First Lien Secured Party may oppose or seek to challenge in an Insolvency or Liquidation Proceeding a claim by a Second Lien Secured Party for allowance of or, to the extent permitted under Section 6.04(b)(4), payment of, Second Lien Obligations consisting of Post-Petition Interest.

SECTION 6.10. Waivers.

The Second Lien Collateral Agent waives:

(a)    any claim it may hereafter have against any First Lien Secured Party arising out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in an Insolvency or Liquidation Proceeding, so long as such actions are not in express contravention of the terms of this Agreement;

(b)    any right to assert or enforce any claim under section 506(c) or 552 of the Bankruptcy Code as against First Lien Secured Parties or any of the Collateral to the extent securing the First Lien Priority Obligations; and

(c)    solely in its capacity as a holder of a Lien on Collateral, any claim or cause of action that any Credit Party may have against any First Lien Secured Party, except to the extent arising from a breach by such First Lien Secured Party of the provisions of this Agreement.

SECTION 6.11. Separate Grants of Security and Separate Classification. The grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency or Liquidation Proceeding. Second Lien Secured Parties will not seek in an Insolvency or Liquidation Proceeding to be treated as part of the same class of creditors as First Lien Secured Parties and will not oppose or contest any pleading by First Lien Secured Parties seeking separate classification of their respective secured claims.

SECTION 6.12. Effectiveness In Insolvency or Liquidation Proceeding. The parties hereto acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during, and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Credit Party will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to any Credit Party shall be deemed to have been given and made in reliance upon this Agreement.

SECTION 7.02. No Warranties or Liability. The Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, each acknowledge that neither the First Lien Administrative Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Collateral Agent or any other Second Lien Secured Party has in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Administrative Agent nor any other First Lien Secured Party shall have any express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with any Credit Party or Subsidiary (including the Second Lien Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, none of the Secured Parties have otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Secured Obligations, any Guarantee or security which may have been granted to any of them in connection therewith, (b) the Credit Parties’ title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Secured Debt Document;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Secured Debt Document made in accordance with Section 5.03 and Section 8.10;

(c)    any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any Guarantee in respect thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of any Credit Party; or

(e)    any other circumstances that otherwise might constitute a defense available to (i) any Credit Party in respect of the Secured Obligations (other than the Discharge of First Lien Obligations or the Discharge of Second Lien Obligations subject to Section 5.06 and Section 6.04) or (ii) any Second Lien Secured Party in respect of its obligations under this Agreement.

SECTION 7.04. No Waiver of Lien Priorities.

(a)    No right of any of the Secured Parties (including any Collateral Agent) to enforce any provision of this Agreement or any other Secured Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act by any Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the other Secured Debt Documents, regardless of any knowledge thereof which any Secured Party may have or be otherwise charged with.

(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Credit Parties under the First Lien Debt Documents and subject to the provisions of Section 3.01(f) and Section 5.03(a)), the First Lien Secured Parties, the First Lien Administrative Agent, and any of them may, at any time and from time to time in accordance with the First Lien Debt Documents and/or applicable law, without the consent of, or notice to, any Second Lien Secured Party, without incurring any liabilities to any Second Lien Secured Party (except to the extent arising from a breach by such First Lien Secured Party of the provisions of this Agreement) and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)    subject to compliance with Section 5.03 and Section 8.03, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or guaranty of any of the First Lien Obligations or any liability of any Credit Party, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent, or any of the other First Lien Secured Parties, the First Lien Obligations or any of the First Lien Debt Documents;

(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Credit Party to any of the First Lien Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(iii)    settle or compromise any First Lien Priority Obligation or any other liability of any Credit Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Priority Obligations) in any manner or order; and

(iv)    exercise or delay in or refrain from exercising any right or remedy against any Credit Party or any other Person or any security, and elect any remedy and otherwise deal freely with any Credit Party or any Collateral and any security and any Guarantor or any liability of any Credit Party to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c)    Except (x) to the extent arising from a breach by any First Lien Secured Party of the provisions of this Agreement or (y) as otherwise expressly provided herein, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and the Second Lien Secured Parties represented by it, each also agrees that the First Lien Secured Parties shall have no liability to such Person, or any of the Second Lien Secured Parties.

(d)    Except to the extent arising from a breach by such First Lien Secured Party of the provisions of this Agreement, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and the Second Lien Secured Parties represented by it, each hereby waives any claim against any First Lien Secured Party arising out of any and all actions which the First Lien Secured Parties may take or permit or omit to take with respect to:

(i)    the First Lien Debt Documents (other than this Agreement);

(ii)    the collection of the First Lien Obligations; or

(iii)    the foreclosure upon, or sale, liquidation or other disposition of, any Collateral.

(e)    Except as expressly otherwise provided herein, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and the Second Lien Secured Parties represented by it, each agrees that the First Lien Secured Parties have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

SECTION 7.05. Other Permitted Actions. Notwithstanding anything to the contrary herein, a Second Lien Secured Party may:

(a)    vote on any plan of reorganization subject to Section 6.08, make other filings and make any arguments and motions that, in each case, do not contravene this Agreement;

(b)    join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Administrative Agent;

(c)    subject to Section 5.06, receive any Collateral or proceeds of Collateral on account of its Second Lien Obligations after the Discharge of the First Lien Priority Obligations has occurred; and

(d)    accelerate the maturity of, or demand as immediately due and payable, all or any part of the Second Lien Obligations.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts.

(a)    In the event of any conflict between the provisions of this Agreement and the provisions of any other Secured Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Administrative Agent, the First Lien Representatives and the First Lien Secured Parties (as amongst themselves) with respect to any First Lien Collateral shall be governed by terms of any intercreditor agreement agreed to among the First Lien Secured Parties and in the event of any conflict between such intercreditor agreement and this Agreement as to such relative rights and obligations, the provisions of such intercreditor agreement shall control.

(b)    The parties hereto acknowledge that the secured creditor relationship between different classes of Second Lien Obligations may be governed separately from this Agreement, including by a second lien intercreditor agreement. Notwithstanding the foregoing, the parties hereto acknowledge and agree that this Agreement shall govern the secured creditor relationship between the First Lien Obligations and the Second Lien Obligations, and that in the event of any conflict between the terms of this Agreement and that of an intercreditor agreement governing the rights among different classes of Second Lien Debt Facilities, this Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. This is a continuing agreement of Lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any other Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Credit Party constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The terms of this Agreement shall govern even if part or all of the Secured Obligations or the Liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise. All references to any Credit Party shall include such Credit Party as debtor and debtor in possession and any receiver, trustee or similar person for any Credit Parties (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)    with respect to any First Lien Representative, the First Lien Secured Parties represented by it and their First Lien Obligations, on the date on which no First Lien Obligations of such First Lien Secured Parties are any longer secured by, and no longer required to be secured by, any of Collateral pursuant to the terms of the applicable First Lien Debt Documents, subject to the rights of the First Lien Secured Parties under Section 6.06; and

(b)    with respect to any Second Lien Representative, the Second Lien Secured Parties represented by it and their Second Lien Obligations, on the date on which no Second Lien Obligations of such Second Lien Secured Parties are any longer secured by, and no longer required to be secured by, any of the Collateral pursuant to the terms of the applicable Second Lien Debt Documents.

SECTION 8.03. Amendments; Waivers.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. This Agreement constitutes the entire agreement between the parties hereto (or bound hereby) and supersedes all prior agreements, oral or written, relating to its subject matter.

(b)    This Agreement may be amended in writing signed by each Collateral Agent party to this Agreement at the time of such amendment, each Representative that is a party to this Agreement at the time of such amendment (in each case, acting in accordance with the documents governing the applicable Debt Facility) and each other Secured Party that is a direct party hereto at the time of such amendment; provided that any such amendment, supplement or waiver which by the terms of this Agreement requires Stone Energy’s consent or which materially increases the obligations or materially reduces the rights of, or otherwise materially adversely affects, any Credit Party (which for avoidance of doubt includes Sections 5.01, 5.03, 5.05, 6.01, 8.03, 8.07 and 8.10 hereof but excludes any other provision of Article VIII), shall require the consent of Stone Energy. Any such amendment, supplement or waiver shall be in writing and shall be binding upon all of the Secured Parties and their respective successors and assigns.

(c)    Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires Stone Energy’s consent or which increases the obligations or reduces the rights of any Credit Party, with the consent of Stone Energy), any Collateral Agent or Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.10 of this Agreement and upon such execution and delivery, such Collateral Agent or Representative and the Secured Parties and Secured Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)    Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Collateral Agents and the Representatives then party to this Agreement, without the consent of any other First Lien Secured Party or any other Second Lien Secured Party, may enter into a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) to give effect to any amendments in connection with a Refinancing of any of the Secured Obligations or to effectuate the subordination of Liens as required by this Agreement; provided, that any such supplemental agreement is not prohibited by any of the Secured Debt Documents then in effect in accordance with the terms thereof and a certificate of a Responsible Officer delivered to the Collateral Agents and applicable Representatives certifying such compliance shall be conclusive and the Collateral Agents and such Representatives may rely thereon without further inquiry and shall be fully protected in doing so; and provided, further, that the Representatives shall execute and deliver such supplemental agreement at the other’s request and such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Replacement First Lien Debt or Replacement Second Lien Debt vis-à-vis the holders of the relevant obligations hereunder.

SECTION 8.04. Information Concerning Financial Condition of Stone Energy and the Subsidiaries. None of the Collateral Agents, Representatives or other Secured Parties shall have any duty to inform the other parties of (a) the financial condition of Stone Energy and the Subsidiaries and all endorsers or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. No Secured Parties shall have any duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and no Secured Party shall be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Priority Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Priority Obligations as the First Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Lien Debt Documents.

SECTION 8.07. Additional Guarantors. Stone Energy agrees that, if any Subsidiary or direct or indirect parent of Stone Energy shall, in accordance with any of the Secured Debt Documents, become a First Lien Guarantor or Second Lien Guarantor after the date hereof, it will promptly cause such Subsidiary or parent to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary or parent will become a First Lien Guarantor and Second Lien Guarantor hereunder with the same force and effect as if originally named as a First Lien Guarantor and Second Lien Guarantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by each of the Collateral Agents. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 8.08. Dealings with Guarantors. Upon any application or demand by any Credit Party to any Collateral Agent or Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Collateral Agent or Representative, such Credit Party, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Interpretation. Any determinations as to whether the Discharge of First Lien Obligations or the Discharge of Second Lien Obligation has occurred shall be made without taking into account any limitations on any such obligations imposed by the Bankruptcy Court or other applicable Bankruptcy Law.

SECTION 8.10. Refinancings, Etc.

(a)    Subject to Section 5.03 and the execution of Joinders by any replacement First Lien Administrative Agent, First Lien Representative, Second Lien Collateral Agent or Second Lien Representative, the Secured Obligations may be Refinanced without affecting the Lien priorities provided for herein or the other provisions hereof (it is understood that the foregoing shall in no way be interpreted to limit the ability of any Credit Party to undertake any refinancing or replacement transaction otherwise permitted by the Secured Debt Documents; provided that (i) except as otherwise consented to by the First Lien Secured Parties in accordance with the First Lien Credit Agreement, the First Lien Credit Agreement may only be Refinanced in full and (ii) on or before the date of such incurrence, the Debt incurred to effect such Refinancing shall be designated as a “First Lien Debt Facility” or “Second Lien Debt Facility”, as applicable and (iii) the amount of the Second Lien Obligations shall not exceed the Second Lien Cap. Upon the consummation of such Refinancing and satisfaction of the requirements set forth in this Section 8.10, the holders, lenders and agents of such Replacement First Lien Debt or Replacement Second Lien Debt shall be entitled to the benefits, rights and obligations of this Agreement as (x) in the case of any Replacement First Lien Debt, as First Lien Secured Parties and (y) in the case of any Replacement Second Lien Debt, as Second Lien Secured Parties.

(b)    Stone Energy and the Guarantors may enter into Specified Swap Contracts and Specified Cash Management Agreements without notice to or the consent (except to the extent a consent is otherwise required under any Secured Debt Document) of any Collateral Agent, Representative or any other Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof.

SECTION 8.11. [Reserved]

SECTION 8.12. [Reserved]

SECTION 8.13. Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to any Credit Party or any Secured Party, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 8.13. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)    Electronic Communications. (i) Notices and other communications sent to any Secured Party to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Reliance. The Secured Parties shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with any Secured Party may be recorded by such Secured Party, and each of the parties hereto hereby consents to such recording.

SECTION 8.14. Transfers. The Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that the Second Lien Debt Documents will not permit the assignment, transfer, pledge or grant of a security interest in all or any part of the Second Lien Obligations unless (a) such assignment, transfer, pledge or grant is made subject to the terms of this Agreement and (b) the applicable assignee, transferee, pledgee or grantee is bound by this Agreement. The First Lien Administrative Agent, on behalf of itself and each First Lien Secured Party, each agrees that the First Lien Debt Documents will not permit the assignment, transfer, pledge or grant of a security interest in all or any part of the First Lien Obligations unless (a) such assignment, transfer, pledge or grant is made subject to the terms of this Agreement and (b) the applicable assignee, transferee, pledgee or grantee is bound by this Agreement.

SECTION 8.15. Further Assurances. The First Lien Administrative Agent, each First Lien Representative, on behalf of itself and each First Lien Secured Party under the First Lien Debt Facility for which it is acting, the Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself, and each Second Lien Secured Party under its Second Lien Debt Facility, each agrees that it will, at Stone Energy’s sole cost and expense, take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.16. GOVERNING LAW; JURISDICTION; ETC.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURED DEBT DOCUMENT SHALL AFFECT ANY RIGHT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT AGAINST STONE ENERGY OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 8.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.13. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.17.

SECTION 8.18. Binding on Successors and Assigns. This Agreement shall be binding upon each of the Secured Parties, each of the Credit Parties hereto and their respective successors and assigns.

SECTION 8.19. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.20. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.21. Authorization; Specific Performance.

(a)     By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Secured Parties have appointed the First Lien Administrative Agent as collateral agent pursuant to the First Lien Credit Agreement on behalf of the First Lien Secured Parties and the First Lien Administrative Agent represents and warrants that it has duly accepted such appointment. Each of the Second Lien Representatives has appointed the Second Lien Collateral Agent as collateral agent pursuant to the terms of the Second Lien Debt Documents on behalf of the Second Lien Secured Parties and the Second Lien Collateral Agent represents and warrants that it has duly accepted such appointment.

(b)    Each Secured Party may demand specific performance of this Agreement. The First Lien Administrative Agent, the Second Lien Collateral Agent and each Representative, on behalf of itself and the Secured Parties under its Debt Facility, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Secured Party against any other Secured Party in respect of this Agreement.

SECTION 8.22. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First Lien Administrative Agent, First Lien Representatives, the other First Lien Secured Parties, the Second Lien Collateral Agent, the Second Lien Representatives, the other Second Lien Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Credit Parties, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Credit Party, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms. Except for Sections 5.01, 5.03, 5.05, 6.01 and Article VIII hereof, neither Stone Energy nor any other Credit Party shall have any rights hereunder.

SECTION 8.23. Effectiveness. This Agreement shall become effective as of the date hereof when (i) executed and delivered by the parties hereto and (ii) the Bankruptcy Court (as defined in the First Lien Credit Agreement) shall have entered the final Confirmation Order (as defined in the First Lien Credit Agreement) and all conditions to the Effective Date (as defined in the Plan of Reorganization (as defined in the First Lien Credit Agreement)) shall have been satisfied or waived. Upon the occurrence of the foregoing, each of the Secured Parties shall recognize the existence and permissibility of the other Secured Parties and their respective Debt, Liens and/or Obligations pursuant to the terms of this Agreement.

SECTION 8.24. Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Administrative Agent is entering into this Agreement in its capacity as administrative agent, as applicable, under the First Lien Credit Agreement and the provisions of Article VIII of the First Lien Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Administrative Agent hereunder and (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Second Lien Indenture Documents and the provisions of Article 7 and Article 13 of the Second Lien Note Indenture applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder.

SECTION 8.25. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.26. Certain Notices. Stone Energy agrees to give the Second Lien Collateral Agent reasonable notice of the occurrence of the Discharge of First Lien Obligations or the Discharge of First Lien Priority Obligations.

SECTION 8.27. Indirect Action. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effect as the prohibited action.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STONE ENERGY CORPORATION

By:	/s/ David H. Welch
Name:	David H. Welch
Title:	Chief Executive Officer and President

[Signature Page to Intercreditor Agreement]

GUARANTOR:

STONE ENERGY OFFSHORE, L.L.C.

By:	/s/ David H. Welch
Name:	David H. Welch
Title:	Chief Executive Officer and President

[Signature Page to Intercreditor Agreement]

FIRST LIEN ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark Hedrick
Name:	Mark Hedrick
Title:	Managing Director

[Signature Page to Intercreditor Agreement]

SECOND LIEN COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

[Signature Page to Intercreditor Agreement]

SECOND LIEN NOTES TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

[Signature Page to Intercreditor Agreement]

ANNEX I

GUARANTOR JOINDER AGREEMENT

Reference is made to that certain Intercreditor Agreement, dated as of February 28, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as First Lien Administrative Agent for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”); THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as Second Lien Collateral Agent for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”); THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as the Second Lien Notes Trustee (in such capacity and together with its successors in such capacity, the “Second Lien Notes Trustee”); STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS from time to time party thereto and each additional Representative from time to time party thereto. Capitalized terms used herein and not defined herein have the meaning ascribed thereto in the Intercreditor Agreement.

Pursuant to the terms of Section 8.07 of the Intercreditor Agreement, [                    ], a [    ] [    ] (the “Additional Obligor”), hereby agrees to be bound by the Intercreditor Agreement as a Guarantor thereunder. The Additional Obligor represents and warrants to each Secured Party that this Joinder Agreement has been duly authorized, executed and delivered by the Additional Obligor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated: [            ], 20[    ]

[ ]

By:
Name:	[ ]
Title:	[ ]

Signature Page to Guarantor Joinder Agreement

ANNEX II

JOINDER AGREEMENT

Reference is made to that certain Intercreditor Agreement, dated as of February 28, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as First Lien Administrative Agent for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”); THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as Second Lien Collateral Agent for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”); THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as the Second Lien Notes Trustee (in such capacity and together with its successors in such capacity, the “Second Lien Notes Trustee”); STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS from time to time party thereto and each additional Representative from time to time party thereto. Capitalized terms used herein and not defined herein have the meaning ascribed thereto in the Intercreditor Agreement.

Pursuant to the terms of [Section [5.03][8.10] of] the Intercreditor Agreement, [                    ], a [    ] [    ] (the “Replacement [Agent] [Representative]”), hereby agrees to be bound by the Intercreditor Agreement as a [First Lien Administrative Agent] [First Lien Representative] [Second Lien Collateral Agent] [Second Lien Representative] thereunder. The Replacement [Agent] [Representative] represents and warrants to each other Secured Party, the Company and the Guarantors that this Joinder Agreement has been duly authorized, executed and delivered by the Replacement [Agent] [Representative] and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated: [            ], 20[    ]

[ ]

By:
Name:	[ ]
Title:	[ ]

Signature Page to Joinder Agreement